Third Quarter 2015 Earnings Presentation November 5, 2015 Exhibit 99.2

Forward-Looking Statements

Certain statements in this presentation constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “will,” or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from future results, performance or achievements expressed in these forward-looking statements. These forward-looking statements are based on our current beliefs, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described in the appendix and in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2014, our Quarterly Reports on Form 10-Q for the periods ended March 31, 2015, June 30, 2015 and September 30, 2015 and in our other filings with the SEC.

GAAP Financials

($ in millions, except per share amounts)

	YTD 2015	Q3 2015	Q2 2015	Q3 2014
Income Statement				
Total revenues	$ 942.7	$ 219.4	$ 412.4	$ 386.0
Total expenses	(1,163.5)	(364.1)	(428.0)	(389.5)
Other gains	24.6	13.2	0.5	16.2
Income tax (expense) benefit	50.2	54.6	(23.1)	(83.5)
Net loss	$ (146.0)	$ (76.9)	$ (38.2)	$ (70.8)
Net loss per diluted share	$ (3.87)	$ (2.04)	$ (1.01)	$ (1.88)

	As of 9/30/2015	As of 6/30/2015	As of 9/30/2014
Balance Sheet			
Total Assets	$ 18,776.3	$ 19,344.5	$ 18,442.0
Total Liabilities	17,831.2	18,328.5	17,324.5
Equity	945.1	1,016.0	1,117.5

Walter INVESTMENT MANAGEMENT CORP.

2

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix, our Form 10-Q for the period ended September 30, 2015 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.

Walter Investment Overview Diversified capabilities position business for sustainable growth in changing sector Significant alignment of interest exists between the servicer, the regulators, our clients and our consumers as we pursue a best-in-class culture of compliance and enhanced consumer experience Continued focus on enhancing differentiated platform to drive profitable growth and deliver value to our shareholders Seasoned senior management team; well-positioned for developing environment Top 10 national Servicer with serviced UPB of $265.4 BN Top 20 national Originator focused on retention opportunity and growing the Retail and Consumer Direct channels Reverse Mortgage business a leading issuer and servicer in sector Investment Management business capitalizing on Walter's depth and scale in mortgage sector and leveraging our relationship with WCO Diversified Mortgage Banking Operations Scale of U.S. Residential Mortgage Sector provides significant opportunity for Walter Investment

Q3 2015 Achievements and Recent Developments

Servicing Business Focused on Customer Experience

- Completed consolidation of forward originations and servicing businesses under Ditech brand
- Servicing platform received reaffirmation of Above Average servicer ratings with outlook revised to stable from S&P
- Servicing delivered 15 bps of AEBITDA margin
- Completed sale of excess spread securitization of GSE product during the quarter, generating net cash proceeds of ~$70 MN
- Finalizing arrangements to sell MSRs and an excess servicing spread to WCO, expected to generate cash proceeds of ~$60 MN, with servicing retained by Ditech on the MSR sale

Originations Business Delivering Strong Performance

- Originations business funded $6.9 BN of UPB
- Improvements from prior quarter in both correspondent direct margin and total direct margin for the combined channels
- Expanded the credit spectrum across Agency and GSE product to serve more borrowers

Reverse Mortgage Business Continuing Execution of Strategic Initiatives

- Executed a new $100 MN Reverse Mortgage GNMA buy-out lending facility
- Hired Chris Mullins as President, a seasoned industry professional with extensive operating experience

Walter INVESTMENT MANAGEMENT CORP.

4

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix, our Form 10-Q for the period ended September 30, 2015 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.

Management's View: Industry / Sector Update Sector has undergone significant change and that process is expected to continue Regulatory Environment Significant alignment with company, regulators and customers Oversight and scrutiny continues at a heightened level Environment has increased costs in both servicing and originations in compliance, risk, legal and operations as change is implemented Environment is a significant barrier to entry to sector GSEs focused on maintaining specialty servicing capacity with scaled counterparties Expect consolidation to accelerate for small- to mid-sized participants, especially as they fully absorb increased regulatory and compliance costs

Management's View: Industry / Sector Update by Business

Servicing

- Scale is necessary to manage fixed cost base
- Sub-service pricing under pressure to rise
- MSR market supply is strong
    - Banks focused on "core" clients
    - Originations monetizing OMSR
- MSR market demand is mixed
    - Smaller prime deals moving to broad base
    - Larger and legacy deals see fewer buyers but volume absorbed
    - Interest rate movements driving fair market value volatility in MSR portfolios

Serviced UPB: Bank vs. Specialty Servicers[2]
($ in trillions)



$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
$9.9
$2.3
$7.6
$9.9
$2.8
$7.1
$9.9
$3.0
$6.9
2013
2014
1H 2015
Bank
Specialty Servicer

Originations

- Rate environment contributing to strong originations for 2015, estimated at $1.7 trillion[1]
- Industry absorbing regulatory change
- Technology / data will be key resource in obtaining share
- Market remains primarily government and GSE product, focused on FICO scores above 640 with little non-QM
- Shift underway to purchase money as HPI and the economy improves
- Expect consolidation of small- to mid-size players

Originated UPB: Refinanced vs. Purchase[2]
($ in trillions)



$2.0
$1.8
$1.6
$1.4
$1.2
$1.0
$0.8
$0.6
$0.4
$0.2
$1.8
$0.7
$1.1
$1.3
$0.8
$0.5
$0.9
$0.4
$0.5
2013
2014
1H 2015
Refinanced
Purchase

(1) Source: Fannie Mae, October 2015 Housing Forecast data
(2) Source: Inside Mortgage Finance

Walter Investment Management Corp.

6

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix, our Form 10-Q for the period ended September 30, 2015 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.

Strategy Review Consolidation of forward originations and servicing business under single brand expected to deliver: Impetus for culture change in line with the sector drivers Greatly improved customer experience Streamlined processes driving operational efficiencies Focus on technology and data to drive "life of loan" customer experience and opportunities Drive culture of compliance Transition towards an increased mix of fee-for-service based business including asset management fees Leverage scale, transaction expertise and platform to accelerate portfolio growth Pipeline acquisitions Consolidation Continue to drive cost efficiencies across platform Build Ditech brand awareness and become preferred choice of consumer Maximize retention opportunity resident in over 500k "in-the-money" borrowers Grow correspondent and flow businesses with market opportunity Grow consumer direct and distributed retail channels with emphasis on purchase transactions Review opportunities for new product Stabilize origination channels Improve operational efficiencies in servicing and fulfillment Leverage brand to increase market share Position servicing platform for growth Flow transactions Consolidation Servicing Originations Reverse Mortgage

Keys to Success Deliver on our brand promise Leading compliance practices Drive improved customer experience in originations and servicing Improve profitability Cost efficiencies driven by technology / scale Continued pricing discipline for sub-service and purchased MSR Expand and leverage relationship with WCO Additional funding for WCO would accelerate transition towards an increased mix of fee-for-service based business including asset management fees WCO positioned as differentiated vehicle for MSR investment Strategic alignment with Walter Investment, a scaled servicer and originator of residential mortgage assets, drives value Marix, a licensed servicer, allows WCO to own MSR Execute on Reverse Mortgage strategic initiatives Execution of the strategy with tangible results, including a transition towards an increased mix of fee-for-service based business, should generate significant free cash flow and drive shareholder value

Q3 2015 Results GAAP net loss of ($76.9) MN or ($2.04) per share includes: Net fair value decrease (related to assumption changes) of $120.7 MN ($74.8 MN or $1.98 per share after tax) principally driven by: Decrease to the fair value of MSRs of $158.3 MN Increase to the net fair value of reverse loans and HMBS securities of $27.4 MN $145.4 MN of AEBITDA; $16.6 MN of Adjusted Earnings after taxes or $0.44 per share ($ in millions) For the Three Months Ended September 30, 2015 For the Three Months Ended September 30, 2015 Pre-Tax Income (Loss) Pre-Tax Income (Loss) Adjusted Earnings Adjusted Earnings AEBITDA AEBITDA Servicing $ (152.8) $ 14.6 $ 89.2 Originations 36.5 43.9 51.0 Reverse 22.5 1.0 2.2 Other (37.8) (32.7) 3.0 Consolidated $ (131.6) $ 26.8 $ 145.4

Strategic Initiatives Score Card

Cost Savings Update

- Expect to substantially achieve FY 2015 targeted cost savings with an annual run-rate of at least $75 MN
- Efficiencies have been achieved primarily through consolidation of physical locations, significant savings in vendor spend and right-sizing staffing needs
- Completed re-branding of Servicing and Originations businesses under the name "Ditech, a Walter Company," effective August 30, 2015
- Cost savings related to advances are below initial expectations due to higher provision levels and higher advance balances largely offsetting improvements in financing costs

Review of the Balance Sheet and Capital Structure

- Completed sale of excess spread securitization of GSE product, generating cash proceeds of ~$70 MN in Q3 2015
- Finalizing arrangements to sell MSRs and an excess servicing spread to WCO, expected to generate cash proceeds of ~$60 MN, with servicing retained by Ditech on the MSR sale
- Paid down $50 MN of debt in Q3 2015; anticipate additional near-term capital structure initiatives to include potential reductions of debt and share repurchases of between $75 - $125 MN
- On October 21, 2015, completed inaugural issuance of $500 MN of agency servicer advance term notes through a private placement, reducing the variable component of our GTAAFT facility
- S&P raised the rating on the term loan to 'BB-,' affirmed the 'B+' issuer credit rating, affirmed the 'B-' rating on the senior unsecured notes and revised the outlook to stable
- Progressing with the Insurance transaction

Walter INVESTMENT MANAGEMENT CORP.

10

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix, our Form 10-Q for the period ended September 30, 2015 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.

Servicing

Q3 2015 Results

- $89.2 MN of AEBITDA; $14.6 MN of Adjusted Earnings
- Disappearance rate of 14.4% net of recapture as compared to 15.5% for Q2 2015
- Portfolio additions of $12.1 BN of UPB through a combination of MSR acquisitions, sub-servicing arrangements (including previously announced $3.2 BN of sub-servicing UPB from WCO), originated MSR and flow arrangements/co-issue relationships
  - Currently projecting 2015 growth in UPB serviced of ~4%, below the 10% target previously provided, driven by slower growth of the sub-servicing portfolio and higher levels of prepayments in the low interest rate environment

Servicing Margin Summary

	YTD 2015		Q3 2015		Q2 2015		Q3 2014	
	AEBITDA	Adjusted Earnings	AEBITDA	Adjusted Earnings	AEBITDA	Adjusted Earnings	AEBITDA	Adjusted Earnings
Servicing (MN)	$ 290	$ 91	$ 89	$ 15	$ 98	$ 36	$ 103	$ 47
Servicing margin (in bps)	16	5	15	2	16	6	18	8
Average UPB Serviced (BN)	$ 243	$ 243	$ 245	$ 245	$ 245	$ 245	$ 233	$ 233

Q3 2015 Servicing Adjusted Earnings as compared to Q2 2015 included:

- $2.8 MN net gain on sale related to market changes of originated MSR commitments and sale of excess spread securitization
- $7.1 MN lower incentive and performance fees
- ~$10 MN of costs associated with legal, compliance and operational matters
- $8.5 MN increased realization of cash flows

Walter Investment Management Corp.

11

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix, our Form 10-Q for the period ended September 30, 2015 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.

Originations

Q3 2015 Results

- $51.0 MN of AEBITDA; $43.9 MN of Adjusted Earnings
- Funded $6.9 BN of UPB with a combined direct margin of 106 bps
- Recapture rate of 22% for Q3 2015; originated approximately 10,700 HARP loans
- As of September 30, 2015 there were approximately 560,000 "in-the-money"[(1)] accounts, or ~$80 BN of UPB
  - ~537,000 "in-the-money" accounts eligible for HARP or conventional refinancing
  - ~23,000 accounts eligible only for HARP

Q3 2015 Margin Detail

Q3 2015 Actuals

(bps)	Gross Margin & Fee Income	Direct Cost[(2)]	Direct Margin	Funded Volume (in BNs)
Consumer Lending	**508**	**(288)**	**220**	**$ 1.8**
Retention	544	(228)	316	$ 1.5
Retail	367	(554)	(187)	$ 0.2
Consumer Direct	303	(712)	(409)	$ 0.1
Correspondent Lending	**86**	**(34)**	**52**	**$ 5.1**

Q3 2015 Expense Detail

Q3 2015 Actuals

	Consumer Lending	Correspondent Lending	Total
Funded Volume ($MNs)	$ 1,777.7	$ 5,089.3	$ 6,867.0
Direct Expenses (bps)	(288)	(34)	
Direct Expenses ($MNs)	$ 51.2	$ 17.3	$ 68.5
Indirect expenses[(3)]			19.9
Total expenses (excluding depreciation and amortization)			$ 88.4

[(1)] "In-the-money" refers to those accounts which would receive a reduction in monthly mortgage payment amount of at least $70 should they take advantage of a mortgage refinance opportunity.
[(2)] Includes intersegment retention expense, interest expense, direct compensation, direct benefits and direct general and administrative expenses.
[(3)] Includes support functions and corporate overhead allocations.

Walter INVESTMENT MANAGEMENT CORP.

12

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix, our Form 10-Q for the period ended September 30, 2015 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.

Reverse Mortgage $2.2 MN of AEBITDA; $1.0 MN of Adjusted Earnings Issued $389.8 MN of securitizations, #2 HMBS issuer by UPB YTD(1) Unfunded IDL tails at September 30, 2015: $289 MN eligible for draw immediately; $570 MN will become eligible for draw over next 12 months, assuming the loans remain performing Strategic initiatives include enhanced focus on operational efficiencies, marketing and originations channel refinements Serviced UPB Summary (1) Source: New View Advisors HMBS Issuer Rankings published October 5, 2015. Q3 2015 Results & Actions 14% growth in serviced UPB since September 30, 2014

Appendix: Supplemental Information & Reconciliations

Use of Non-GAAP Measures and Definitions Generally Accepted Accounting Principles ("GAAP") is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided the following non-GAAP financial measures in this presentation: Adjusted Earnings, Adjusted EBITDA and Funds Generated in Period. See the definitions below for a description of how these items are presented and see the Non-GAAP Reconciliations for a reconciliation of these measures to the most directly comparable GAAP financial measures. Management considers Adjusted Earnings (Loss), Adjusted EBITDA and Funds Generated in Period, each of which is a non-GAAP financial measure, to be important in the evaluation of our business segments and of the Company as a whole, as well as for allocating capital resources to our segments. Adjusted Earnings, Adjusted EBITDA and Funds Generated in Period are utilized by management to assess the underlying operational performance of the continuing operations of the business. In addition, analysts, investors, and creditors may use these measures when analyzing our operating performance. Adjusted Earnings (Loss), Adjusted EBITDA and Funds Generated in Period are not presentations made in accordance with GAAP and our use of these terms may vary from other companies in our industry. These non-GAAP financial measures should not be considered as alternatives to (1) net income (loss) or any other performance measures determined in accordance with GAAP or (2) operating cash flows determined in accordance with GAAP. These measures have important limitations as analytical tools, and should not be considered in isolation or as substitutes for analysis of the Company’s results as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted Earnings (Loss) and Adjusted EBITDA only as supplements. Users of our financial statements are cautioned not to place undue reliance on Adjusted Earnings (Loss) and Adjusted EBITDA. Adjusted Earnings (Loss) is a supplemental metric used by management to evaluate our Company’s underlying key drivers and operating performance of the business. Adjusted Earnings (Loss) is defined as income (loss) before income taxes plus fair value changes due to changes in valuation inputs and other assumptions, estimated settlements and costs for certain legal and regulatory matters, goodwill impairment (if any), certain depreciation and amortization costs related to the increased basis in assets (including servicing rights and sub-servicing contracts) acquired within business combination transactions (or step-up depreciation and amortization), transaction and integration costs, share-based compensation expense, non-cash interest expense, the net impact of the Non-Residual Trusts, fair value to cash adjustments for reverse loans, and certain other cash and non-cash adjustments, primarily including certain non-recurring costs. Adjusted Earnings (Loss) excludes unrealized changes in fair value of MSRs that are based on projections of expected future cash flows and prepayments. Adjusted Earnings (Loss) includes both cash and non-cash gains from mortgage loan origination activities. Non-cash gains are net of non-cash charges or reserves provided. Adjusted Earnings (Loss) includes cash generated from reverse mortgage origination activities. Adjusted Earnings (Loss) may from time to time also include other adjustments, as applicable based upon facts and circumstances, consistent with the intent of providing investors with a supplemental means of evaluating our operating performance. Adjusted EBITDA eliminates the effects of financing, income taxes and depreciation and amortization. Adjusted EBITDA is defined as income (loss) before income taxes, depreciation and amortization, interest expense on corporate debt, amortization of servicing rights and other fair value adjustments, estimated settlements and costs for certain legal and regulatory matters, goodwill impairment (if any), fair value to cash adjustment for reverse loans, non-cash interest income, share-based compensation expense, servicing fee economics, Residual Trusts cash flows, transaction and integration related costs, the net impact of the Non-Residual Trusts and certain other cash and non-cash adjustments primarily including the net provision for the repurchase of loans sold, provision for loan losses and certain non-recurring costs. Adjusted EBITDA includes both cash and non-cash gains from mortgage loan origination activities. Adjusted EBITDA excludes the impact of fair value option accounting on certain assets and liabilities and includes cash generated from reverse mortgage origination activities. Adjusted EBITDA may also include other adjustments, as applicable based upon facts and circumstances, consistent with the intent of providing investors a supplemental means of evaluating our operating performance. Funds Generated in Period is calculated as Adjusted EBITDA, as described above, less capital expenditures, cash paid for corporate debt interest expense and income taxes. Management believes Funds Generated in Period is useful as a supplemental indicator of the cash capable of being generated by the business during the relevant period and for that purpose considers the values of the OMSRs created during the period as equivalent to cash on the assumption that such OMSRs could have been sold during the period for cash equivalent to their fair value reflected in our books. There can be no assurance that the OMSRs could have been sold during the period for cash equivalent to their fair value reflected in our books. Funds Generated in Period does not represent cash flow or cash available for investment. Amounts or metrics that relate to future earnings projections are forward-looking and subject to significant business, economic, regulatory and competitive uncertainties, many of which are beyond the control of Walter Investment and its management, and are based upon assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material. Nothing in this presentation should be regarded as a representation by any person that any target will be achieved and the Company undertakes no duty to update any target. Please refer to the introductory slides of this presentation, as well as additional disclosures in this Appendix and in our Annual Report on Form 10-K for the year ended December 31, 2014, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015, June 30, 2015 and September 30, 2015 and our other filings with the SEC, for important information regarding forward looking statements and the use and limitations of Non-GAAP Financial Measures. Because we do not predict special items that might occur in the future, and our outlook is developed at a level of detail different than that used to prepare GAAP financial measures, we are not providing a reconciliation to GAAP of any forward-looking financial measures presented herein.

Forward-Looking Statements Certain statements in this presentation constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “will,” or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from future results, performance or achievements expressed in these forward-looking statements. These forward-looking statements are based on our current beliefs, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described below and in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2014, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015, June 30, 2015 and September 30, 2015 and in our other filings with the SEC. In particular (but not by way of limitation), the following important factors, risks and uncertainties could affect our future results, performance and achievements and could cause actual results, performance and achievements to differ materially from those expressed in the forward-looking statements: our ability to operate our business in compliance with existing and future rules and regulations affecting our business, including those relating to the origination and servicing of residential loans, the management of third-party assets and the insurance industry (including lender-placed insurance), and changes to, and/or more stringent enforcement of, such rules and regulations; increased scrutiny and potential enforcement actions by federal and state authorities; the substantial resources (including senior management time and attention) we devote to, and the significant compliance costs we incur in connection with, regulatory and contractual compliance and regulatory examinations and inquiries, and any consumer redress, fines, penalties or similar payments we make in connection with resolving such matters; uncertainties relating to interest curtailment obligations and any related financial and litigation exposure (including exposure relating to false claims); potential costs and uncertainties, including the effect on future revenues, associated with and arising from litigation, regulatory investigations and other legal proceedings; our dependence on U.S. government-sponsored entities (especially Fannie Mae) and agencies and their residential loan programs and our ability to maintain relationships with, and remain qualified to participate in programs sponsored by, such entities, our ability to satisfy various existing or future GSE, agency and other capital, net worth, liquidity and other financial requirements applicable to our business, and our ability to remain qualified as a GSE approved seller, servicer or component servicer, including the ability to continue to comply with the GSEs’ respective residential loan and selling and servicing guides; uncertainties relating to the status and future role of GSEs, and the effects of any changes to the origination and/or servicing requirements of the GSEs or various regulatory authorities or the servicing compensation structure for mortgage servicers pursuant to programs of GSEs or various regulatory authorities; our ability to maintain our loan servicing, loan origination, insurance agency or collection agency licenses, or any other licenses necessary to operate our businesses, or changes to, or our ability to comply with, our licensing requirements; our ability to comply with the servicing standards required by the National Mortgage Settlement; our ability to comply with the terms of the stipulated order resolving allegations arising from an FTC and CFPB investigation of Ditech Financial; operational risks inherent in the mortgage servicing and mortgage origination businesses, including reputational risk; risks related to our substantial levels of indebtedness, including our ability to comply with covenants contained in our debt agreements, generate sufficient cash to service such indebtedness and refinance such indebtedness on favorable terms, as well as our ability to incur substantially more debt; our ability to renew advance facilities or warehouse facilities and maintain borrowing capacity under such facilities; our ability to maintain or grow our servicing business and our residential loan originations business; our ability to achieve strategic initiatives, particularly our ability to: raise capital; execute and complete balance sheet management activities; make arrangements with potential capital partners; complete sales of assets to, and enter into other arrangements with, WCO; and develop new business, including acquisitions of MSRs or entering into new sub-servicing arrangements;

Forward-Looking Statements changes in prepayment rates and delinquency rates on the loans we service or sub-service; the ability of our clients and credit owners to transfer or otherwise terminate our servicing or sub-servicing rights; a downgrade in our servicer ratings or credit ratings; our ability to collect reimbursements for servicing advances and earn and timely receive incentive and performance payments and ancillary fees on our servicing portfolio; our ability to collect indemnification payments and enforce repurchase obligations relating to mortgage loans we purchase from our correspondent clients and our ability to collect indemnification payments relating to servicing rights we purchase from prior servicers; local, regional, national and global economic trends and developments in general, and local, regional and national real estate and residential mortgage market trends in particular, including the volume and pricing of home sales, the credit quality of loan origination customers and uncertainty regarding the levels of mortgage originations and prepayments; uncertainty as to the volume of originations activity we will benefit from prior to, and following, the expiration of HARP, which is scheduled to occur on December 31, 2016, including uncertainty as to the number of "in-the-money" accounts we may be able to refinance; risks associated with the origination, securitization and servicing of reverse mortgages, including changes to reverse mortgage programs operated by FHA, HUD or Ginnie Mae, our ability to accurately estimate interest curtailment liabilities, continued demand for HECM loans and other reverse mortgages, our ability to fund HECM repurchase obligations, our ability to fund principal additions on our HECM loans, and our ability to securitize our HECM loans and tails; our ability to realize all anticipated benefits of past, pending or potential future acquisitions or joint venture investments; the effects of competition on our existing and potential future business, including the impact of competitors with greater financial resources and broader scopes of operation; changes in interest rates and the effectiveness of any hedge we may employ against such changes; risks and potential costs associated with technology and cybersecurity, including: the risks of technology failures and of cyber-attacks against us or our vendors; our ability to adequately respond to actual or alleged cyber-attacks; our ability to implement adequate internal security measures and protect confidential borrower information; and disruptions to our business in connection with the implementation of new technology, the use of new vendors or the transfer of our servers or other infrastructure to new data center facilities; our ability to comply with evolving and complex accounting rules, many of which involve significant judgment and assumptions; uncertainties regarding impairment charges relating to our goodwill or other intangible assets; our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; our ability to manage conflicts of interest relating to our investment in WCO; and risks related to our relationship with Walter Energy and uncertainties arising from or relating to its bankruptcy filings, including potential liability for any taxes, interest and/or penalties owed by the Walter Energy consolidated group for the full or partial tax years during which certain of the Company's former subsidiaries were part of such consolidated group and certain other tax risks allocated to us in connection with our spin-off from Walter Energy. All of the above factors, risks and uncertainties are difficult to predict and reflect uncertainties that may materially affect actual results and may be beyond our control. New factors, risks and uncertainties emerge from time to time, and it is not possible for our management to predict all such factors, risks and uncertainties. Although we believe that the assumptions underlying the forward-looking statements (including those relating to our outlook) contained herein are reasonable, any of the assumptions could be inaccurate, and therefore any of these statements included herein may prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made, except as otherwise required under the federal securities laws. If we were in any particular instance to update or correct a forward-looking statement, investors and others should not conclude that we would make additional updates or corrections thereafter except as otherwise required under the federal securities laws. In addition, this presentation may contain statements of opinion or belief concerning market conditions and similar matters. In certain instances, those opinions and beliefs could be based upon general observations by members of our management, anecdotal evidence and/or our experience in the conduct of our business, without specific investigation or statistical analyses. Therefore, while such statements reflect our view of the industries and markets in which we are involved, they should not be viewed as reflecting verifiable views and such views may not be shared by all who are involved in those industries or markets.

Securitized Reverse Mortgages and VIEs(1) $ in millions Reverse Mortgage - Securitized Portfolio Assets $ 10,683.8 Liabilities $ 10,745.0 $ (61.2) Residual Trusts Assets $ 535.5 Liabilities $ 483.5 $ 52.0 Non-Residual Trusts Assets $ 569.8 Liabilities $ 599.4 $ (29.6) Servicer and Protective Advance Financing Facilities Assets $ 1,136.8 Liabilities $ 997.6 $ 139.2 Ø Net fair value liability of $61.2 MN in Reverse Mortgage is a positive to tangible net worth over time Ø $52.0 MN of residual interest in legacy Walter Investment portfolio Ø Net fair value liability of $29.6 MN associated with mandatory clean-up call obligation in Non-Residual Trusts Ø $139.2 MN of equity in servicer advance trusts (1) Above presentation excludes impact of overall Walter tax positions.

Servicing Segment

Servicing Key Metrics

$ in millions

	YTD 2015	Q3 2015	Q2 2015	Q3 2014
Servicing fees	$ 524.7	$ 178.7	$ 175.3	$ 168.0
Incentive and performance fees	71.0	19.4	26.5	29.5
Ancillary and other fees	69.8	22.7	23.6	22.3
Servicing revenue and fees	$ 665.5	$ 220.8	$ 225.4	$ 219.8
Amortization of servicing rights	(19.1)	(6.2)	(6.4)	(9.6)
Other changes in fair value	(179.5)	(66.7)	(58.2)	(45.5)
Changes in valuation inputs	(173.5)	(158.3)	59.3	(5.3)
Change in fair value of excess servicing spread liability	(7.1)	0.5	(5.7)	(2.7)
Net servicing revenue and fees	$ 286.3	$ (9.9)	$ 214.4	$ 156.7
AEBITDA/average UPB	16 bps	15 bps	16 bps	18 bps
Serviced UPB (in billions)	245.6	245.6	243.2	229.6
Serviced units (in millions)	2.1	2.1	2.2	2.2
Average UPB serviced (in billions)	$ 243.3	$ 245.5	$ 245.5	$ 233.3
Disappearance Rate[1]	14.6%	14.4%	15.5%	14.1%

[1] The quarterly portfolio disappearance rate is the weighted average of the disappearance rate for each month in such quarter. The monthly disappearance rate is the annualized exponential rate of dividing the aggregate dollar amount of contractual payments, voluntary prepayments and defaults attributable to mortgage loans in the mortgage loan servicing portfolio during such month by the sum of the unpaid principal balance of the loans in the mortgage loan servicing portfolio at the beginning of such month plus the unpaid principal balance of any mortgage loans added to such portfolio during such month.

Walter Investment Management Corp.

19

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix, our Form 10-Q for the period ended September 30, 2015 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.

Originations Segment

Originations Data by Channel

$ in billions

Applications

	YTD 2015	Q3 2015	Q2 2015	Q3 2014
Consumer Lending	$ 8.4	$ 2.8	$ 2.7	$ 3.2
Correspondent Lending	18.9	5.9	6.2	3.9
	$ 27.3	$ 8.7	$ 8.9	$ 7.1

Pull-Through Adjusted Locked Volume

	YTD 2015	Q3 2015	Q2 2015	Q3 2014
Consumer Lending	$ 5.6	$ 1.8	$ 1.7	$ 2.1
Correspondent Lending	14.0	4.5	4.6	2.9
	$ 19.6	$ 6.3	$ 6.3	$ 5.0

Funded Volume

	YTD 2015	Q3 2015	Q2 2015	Q3 2014
Consumer Lending	$ 5.7	$ 1.8	$ 2.0	$ 2.5
Correspondent Lending	13.9	5.1	5.2	3.1
	$ 19.6	$ 6.9	$ 7.2	$ 5.6

Sold Volume

	YTD 2015	Q3 2015	Q2 2015	Q3 2014
Consumer Lending	$ 5.6	$ 1.8	$ 2.0	$ 2.6
Correspondent Lending	13.8	5.3	4.8	3.0
	$ 19.4	$ 7.1	$ 6.8	$ 5.6

	YTD 2015	Q3 2015	Q2 2015	Q3 2014
Recapture Rate[1]	25%	22%	25%	39%

[1] Recapture rate represents the percent of voluntary UPB payoffs during the period refinanced in to new loans by us. This metric excludes payoffs on non-marketable portfolios (e.g. sub-serviced), payoffs under $20K UPB, or payoffs prior to 60 days after boarding.

Consumer Lending Origination Economics

bps	YTD 2015	Q3 2015	Q2 2015	Q3 2014
Gain on Sale[1]	480	462	499	523
Fee Income[2]	29	46	34	7
Direct Expenses[2]	(285)	(288)	(278)	(219)
Direct Margin	224	220	255	311

[1] Calculated on pull-through adjusted locked volume.
[2] Calculated on funded volume.

Correspondent Lending Origination Economics

bps	YTD 2015	Q3 2015	Q2 2015	Q3 2014
Gain on Sale[1]	65	75	66	54
Fee Income[2]	11	11	11	11
Direct Expenses[2]	(34)	(34)	(32)	(39)
Direct Margin	42	52	45	26

[1] Calculated on pull-through adjusted locked volume.
[2] Calculated on funded volume.

Capitalized MSR

	YTD 2015	Q3 2015	Q2 2015	Q3 2014
Capitalized MSR (MN)	$ 242.7	$ 85.2	$ 84.7	$ 57.4
Base MSR (MN)	$ 177.7	$ 62.4	$ 65.5	$ 46.5
Excess MSR (MN)	$ 65.0	$ 22.8	$ 19.2	$ 10.9
Base MSR Multiple	4.11	3.88	4.48	3.90
Excess MSR Multiple	4.16	4.31	3.78	4.01
UPB Loans sold (MN)	$ 18,295	$ 6,824	$ 6,397	$ 4,775
UPB Loans sold with excess (MN)	$ 7,132	$ 2,178	$ 2,146	$ 2,159

Walter INVESTMENT MANAGEMENT CORP.

20

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix, our Form 10-Q for the period ended September 30, 2015 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.

Reverse Mortgage Segment $ in millions (1) Representative of servicing fee for on-balance sheet residential loans serviced. (2) Cash generated by origination, purchase and securitization of HECM loans. (3) Funded volumes exclude funded tail volumes.   Reverse Mortgage Key Metrics YTD 2015 YTD 2015 Q3 2015 Q3 2015 Q2 2015 Q2 2015 Q3 2014 Q3 2014 Interest income $ 326.0 $ 110.3 $ 109.4 $ 100.1 Interest expense (301.2) (102.1) (100.6) (94.2) Net interest margin(1) $ 24.8 $ 8.2 $ 8.8 $ 5.9 Blended cash generated(2) 57.8 17.0 22.1 14.3 Fair value of loans and HMBS obligations 7.6 27.4 (24.1) 5.1 Fair value $ 90.2 $ 52.6 $ 6.8 $ 25.3 Net servicing revenues and fees 34.6 11.2 11.9 9.2 Other 4.7 1.6 1.5 2.9 Total revenue $ 129.5 $ 65.4 $ 20.2 $ 37.4 Funded volume(3) $ 891 MN $ 217 MN $ 364 MN $ 239 MN Securitized volume $ 1,245 MN $ 390 MN $ 442 MN $ 290 MN Serviced UPB (in billions) $ 19.8 $ 19.8 $ 19.3 $ 17.3 Serviced units 120,888 120,888 118,780 106,255 $ in millions

Reconciliation of GAAP Income (Loss) Before Income Taxes to Non-GAAP Adjusted EBITDA $ in millions For the Three Months Ended For the Three Months Ended For the Nine Months Ended For the Nine Months Ended For the Three Months Ended For the Three Months Ended For the Nine Months Ended For the Nine Months Ended September 30, 2015 September 30, 2015 September 30, 2015 September 30, 2015 September 30, 2014 September 30, 2014 September 30, 2014 September 30, 2014 Loss before income taxes $ (131.6) $ (196.2) $ 12.7 $ (10.3) Add/(Subtract): Amortization of servicing rights and other fair value adjustments 221.2 357.5 57.4 209.9 Goodwill impairment — 56.5 — 82.3 Interest expense 41.0 120.7 40.8 116.7 Depreciation and amortization 20.6 53.4 17.9 55.0 Curtailment expense 0.5 23.0 — — Share-based compensation expense 5.9 14.3 3.3 11.6 Legal and regulatory matters 2.2 7.2 37.2 50.4 Fair value to cash adjustment for reverse loans (27.4) (7.6) (5.1) (6.3) Other 13.0 19.7 (12.2) 9.9 Sub-total 277.0 644.7 139.3 529.5 Adjusted EBITDA $ 145.4 $ 448.5 $ 152.0 $ 519.2

Reconciliation of GAAP Income (Loss) Before Income Taxes to Non-GAAP Adjusted Earnings ($ in millions, except per share amounts) For the Three Months Ended For the Three Months Ended For the Nine Months Ended For the Nine Months Ended For the Three Months Ended For the Three Months Ended For the Nine Months Ended For the Nine Months Ended September 30, 2015 September 30, 2015 September 30, 2015 September 30, 2015 September 30, 2014 September 30, 2014 September 30, 2014 September 30, 2014 Loss before income taxes $ (131.6) $ (196.2) $ 12.7 $ (10.3) Add/(Subtract): Changes in fair value due to changes in valuation inputs and other assumptions 147.9 157.3 1.7 70.7 Goodwill impairment — 56.5 — 82.3 Legal and regulatory matters 2.2 7.2 37.2 50.4 Curtailment expense 0.5 23.0 — — Step-up depreciation and amortization 13.3 31.8 10.3 33.5 Step-up amortization of sub-servicing rights 4.7 14.6 7.8 24.0 Non-cash interest expense 3.1 9.5 3.2 10.5 Share-based compensation expense 5.9 14.3 3.3 11.6 Fair value to cash adjustment for reverse loans (27.4) (7.6) (5.1) (6.3) Other 8.2 17.6 (11.8) 2.9 Adjusted Earnings $ 26.8 $ 128.0 $ 59.3 $ 269.3 Adjusted Earnings after tax (38% in 2015 and 39% in 2014) $ 16.6 $ 79.3 $ 36.2 $ 164.2 Adjusted Earnings after taxes per common and common equivalent share. $ 0.44 $ 2.10 $ 0.96 $ 4.37

Reconciliation of GAAP Income (Loss) Before Income Taxes to Non-GAAP Adjusted EBITDA by Segment ($ in millions) For the three months ended September 30, 2015 For the three months ended September 30, 2015 Servicing Servicing Originations Originations Reverse Mortgage Reverse Mortgage Other Other Total Consolidated Total Consolidated Income (loss) before income taxes $ (152.8) $ 36.5 $ 22.5 $ (37.8) $ (131.6) ADJUSTED EARNINGS (LOSS) Step-up depreciation and amortization 6.9 5.1 1.3 — 13.3 Step-up amortization of sub-servicing rights 4.7 — — — 4.7 Non-cash interest expense 0.4 — — 2.8 3.1 Share-based compensation expense 3.3 1.5 0.9 0.2 5.9 Fair value to cash adjustment for reverse loans — — (27.4) — (27.4) Changes in fair value due to changes in valuation inputs and other assumptions 147.9 — — — 147.9 Legal and regulatory matters — — 2.2 — 2.2 Curtailment expense — — 0.5 — 0.5 Other 4.1 0.8 1.0 2.3 8.2 Total adjustments 167.4 7.4 (21.6) 5.2 158.4 Adjusted Earnings (Loss) 14.6 43.9 1.0 (32.6) 26.8 ADJUSTED EBITDA Depreciation and amortization 4.5 2.1 0.7 — 7.3 Amortization of servicing rights and other fair value adjustments 68.1 — 0.5 — 68.6 Interest expense on debt 2.3 — — 35.6 37.9 Other (0.2) 5.0 0.1 — 4.8 Total adjustments 74.6 7.1 1.2 35.6 118.6 Adjusted EBITDA $ 89.2 $ 51.0 $ 2.2 $ 3.1 $ 145.4 Please note that numbers may not foot due to rounding

Reconciliation of GAAP Income (Loss) Before Income Taxes to Non-GAAP Adjusted EBITDA by Segment ($ in millions) For the nine months ended September 30, 2015 For the nine months ended September 30, 2015 Servicing Servicing Originations Originations Reverse Mortgage Reverse Mortgage Other Other Total Consolidated Total Consolidated Income (loss) before income taxes $ (121.2) $ 111.3 $ (81.9) $ (104.4) $ (196.2) ADJUSTED EARNINGS (LOSS) Step-up depreciation and amortization 20.9 6.9 4.0 — 31.8 Step-up amortization of sub-servicing rights 14.6 — — — 14.6 Non-cash interest expense 1.5 — — 8.0 9.5 Share-based compensation expense 8.5 3.7 1.7 0.4 14.3 Fair value to cash adjustment for reverse loans — — (7.6) — (7.6) Changes in fair value due to changes in valuation inputs and other assumptions 157.3 — — — 157.3 Legal and regulatory matters 2.2 — 5.0 — 7.2 Goodwill impairment — — 56.5 — 56.5 Curtailment expense — — 23.0 — 23.0 Other 7.3 1.5 1.4 7.3 17.6 Total adjustments 212.3 12.1 84.1 15.7 324.2 Adjusted Earnings (Loss) 91.1 123.4 2.2 (88.8) 128.0 ADJUSTED EBITDA Depreciation and amortization 13.4 6.2 2.0 — 21.6 Amortization of servicing rights and other fair value adjustments 184.0 — 1.6 — 185.6 Interest expense on debt 7.0 — — 104.2 111.2 Other (5.6) 7.5 0.2 0.1 2.1 Total adjustments 198.8 13.7 3.7 104.3 320.5 Adjusted EBITDA $ 289.9 $ 137.1 $ 5.9 $ 15.6 $ 448.5 Please note that numbers may not foot due to rounding

Reconciliation of GAAP Income (Loss) Before Income Taxes to Non-GAAP Adjusted EBITDA by Segment ($ in millions) For the three months ended September 30, 2014 For the three months ended September 30, 2014 Servicing Servicing Originations Originations Reverse Mortgage Reverse Mortgage Other Other Total Consolidated Total Consolidated Income (loss) before income taxes $ (3.3) $ 42.5 $ (3.5) $ (23.0) $ 12.7 ADJUSTED EARNINGS (LOSS) Step-up depreciation and amortization 6.2 2.3 1.7 — 10.3 Step-up amortization of sub-servicing contracts 7.8 — — — 7.8 Non-cash interest expense 0.7 — — 2.5 3.2 Share-based compensation expense 1.8 0.8 0.5 0.2 3.3 Fair value to cash adjustments for reverse loans — — (5.1) — (5.1) Changes in fair value due to changes in valuation inputs and other assumptions 1.7 — — — 1.7 Legal and regulatory matters 31.6 — 5.5 — 37.2 Other — 0.1 1.5 (13.3) (11.8) Total adjustments 50.0 3.2 4.1 (10.7) 46.6 Adjusted Earnings (Loss) 46.7 45.7 0.6 (33.7) 59.3 ADJUSTED EBITDA Depreciation and amortization 5.1 2.0 0.6 — 7.6 Amortization of servicing rights and other fair value adjustments 47.2 — 0.7 — 47.9 Interest expense on debt 2.7 — — 34.9 37.6 Other 1.1 (1.6) — 0.1 (0.4) Total adjustments 56.1 0.4 1.2 35.0 92.8 Adjusted EBITDA $ 102.8 $ 46.1 $ 1.8 $ 1.3 $ 152.0 Please note that numbers may not foot due to rounding

Reconciliation of GAAP Income (Loss) Before Income Taxes to Non-GAAP Adjusted EBITDA by Segment ($ in millions) For the nine months ended September 30, 2014 For the nine months ended September 30, 2014 Servicing Servicing Originations Originations Reverse Mortgage Reverse Mortgage Other Other Total Consolidated Total Consolidated Income (loss) before income taxes $ 39.7 $ 115.1 $ (98.3) $ (66.8) $ (10.3) ADJUSTED EARNINGS (LOSS) Step-up depreciation and amortization 20.5 7.6 5.4 — 33.5 Step-up amortization of sub-servicing contracts 24.0 — — — 24.0 Non-cash interest expense 3.3 — — 7.2 10.5 Share-based compensation expense 6.8 2.7 1.7 0.4 11.6 Fair value to cash adjustments for reverse loans — — (6.3) — (6.3) Changes in fair value due to changes in valuation inputs and other assumptions 70.7 — — — 70.7 Legal and regulatory matters 44.8 — 5.5 — 50.4 Goodwill impairment — — 82.3 — 82.3 Other 1.0 5.9 5.3 (9.3) 2.9 Total adjustments 171.1 16.1 93.9 (1.6) 279.5 Adjusted Earnings (Loss) 210.8 131.2 (4.4) (68.5) 269.2 ADJUSTED EBITDA Depreciation and amortization 14.5 5.3 1.6 — 21.4 Amortization of servicing rights and other fair value adjustments 113.1 — 2.1 — 115.2 Interest expense on debt 2.7 — — 103.5 106.2 Other 8.9 (1.8) — — 7.1 Total adjustments 139.3 3.5 3.7 103.4 250.0 Adjusted EBITDA $ 350.2 $ 134.7 $ (0.7) $ 35.0 $ 519.2 Please note that numbers may not foot due to rounding

Reconciliation of Funds Generated in Period to Net Increase in Cash and Cash Equivalents ($ in millions) (1) Represents originated MSRs that have been capitalized upon transfer of loans. (2) Represents originations activity including purchases and originations of residential loans held for sale, proceeds from sale and payments on residential loans held for sale, net change in master repurchase agreements associated with residential loans held for sale and total net gains on sales of loans less gain on capitalized servicing rights. (3) Represents payments for acquisitions of businesses net of cash acquired, acquisitions of servicing rights and transaction & integration costs incurred as a result. For the three months ended For the three months ended September 30, 2015 September 30, 2015 September 30, 2014 September 30, 2014 Adjusted EBITDA $ 145.4 $ 152.0 Less: Cash Interest Expense on Corporate Debt (17.9) (18.1) Cash Taxes/Refund 0.5 (13.8) Capital Expenditures (7.0) (4.4) Funds Generated in Period $ 121.0 $ 115.7 Investing and Financing activity and other uses of Funds Generated in Period: Investment in retained OMSRs(1) (84.4) (57.4) Net investment in originations activity(2) 37.8 19.9 Net activity for servicing advances (14.6) (61.0) Net investment in reverse mortgage activity (35.6) 1.9 Proceeds from Sale of Excess Servicing Spread, net of payments (2.3) 73.2 Acquisitions, including related transaction costs(3) (47.1) (106.9) Net payments of corporate debt (54.1) (4.3) Other working capital 4.1 41.5 Change in Cash $ (75.2) $ 22.6 Cash flows provided by (used in) operating activities 383.3 80.4 Cash flows provided by (used in) investing activities (105.8) (220.5) Cash flows provided by (used in) financing activities (352.7) 162.7 Total change in cash (75.2) 22.6

Reconciliation of Funds Generated in Period to Net Increase in Cash and Cash Equivalents

($ in millions)	For the last twelve months ended September 30, 2015	For the nine months ended September 30, 2015	For the year ended December 31, 2014	For the nine months ended September 30, 2014
Adjusted EBITDA	$ 533.5	$ 448.5	$ 604.2	$ 519.2
Less:				
Cash Interest Expense on Corporate Debt	(129.8)	(82.6)	(132.5)	(85.3)
Cash Taxes/Refund	1.8	0.5	5.3	4.0
Capital Expenditures	(21.0)	(16.7)	(21.6)	(17.3)
Funds Generated in Period	$ 384.5	$ 349.7	$ 455.4	$ 420.6
Investing and Financing activity and other uses of Funds Generated in Period:				
Investment in retained OMSRs[1]	(302.2)	(243.5)	(214.3)	(155.6)
Net investment in originations activity[2]	2.1	10.2	(14.4)	(6.3)
Net activity for servicing advances	313.6	94.8	168.2	(50.6)
Net investment in reverse mortgage activity	(112.1)	(104.9)	(5.8)	1.4
Proceeds from Sale of Excess Servicing Spread, net of payments	(11.4)	(6.8)	68.6	73.2
Acquisitions, including related transaction costs[3]	(343.2)	(242.0)	(549.2)	(448.0)
Net payments of corporate debt	(66.6)	(62.6)	(17.2)	(13.2)
Other working capital	78.0	153.5	(63.0)	12.5
Change in Cash	$ (57.3)	$ (51.6)	$ (171.7)	$ (166.0)
Cash flows provided by (used in) operating activities	(96.3)	114.5	(204.3)	6.5
Cash flows provided by (used in) investing activities	(812.3)	(501.6)	(1,244.1)	(933.4)
Cash flows provided by (used in) financing activities	851.3	335.5	1,276.7	760.9
Total change in cash	(57.3)	(51.6)	(171.7)	(166.0)

[1] Represents originated MSRs that have been capitalized upon transfer of loans.
[2] Represents originations activity including purchases and originations of residential loans held for sale, proceeds from sale and payments on residential loans held for sale, net change in master repurchase agreements associated with residential loans held for sale and total net gains on sales of loans less gain on capitalized servicing rights.
[3] Represents payments for acquisitions of businesses net of cash acquired, acquisitions of servicing rights and transaction & integration costs incurred as a result.

Walter INVESTMENT MANAGEMENT CORP.

29

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix, our Form 10-Q for the period ended September 30, 2015 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.